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                                                                   EXHIBIT 10.24

                       FOURTH AMENDMENT TO LEASE AGREEMENT

         This Fourth Amendment to Lease Agreement ("First Amendment") is entered as of the 1st day of September, 1998 by and between 600 C.C. Business Park Ltd. ("Landlord") and Industrial Data Systems, Inc. ("Tenant");

                                    RECITALS

A. WHEREAS, 600 C.C. Business Park Ltd. as Landlord and Tenant entered a Lease executed on January 16, 1991 (the "Lease"), and which lease was amended by the First Amendment to Lease Agreement dated December 7, 1993, and the Second Amendment to Lease dated December 29, 1994, and the Third Amendment to Lease dated August 8, 1995 for certain premises known as Suite A-140, located at 600 Century Plaza Drive, Houston, Texas ("Leased Premises") described as consisting of a total leaseable area of 18,155 square feet;

B. WHEREAS, Landlord and Tenant desire to modify the lease so as to modify certain terms and provisions outlined in the original Lease, the First Amendment to Lease, the Second Amendment to Lease, and the Third Amendment to Lease to allow for the extension of the lease term and to increase the square footage of the premises that the tenant will occupy under the terms and conditions of the original Lease, the First Amendment to Lease, the Second Amendment to Lease, the Third Amendment to Lease and this Fourth Amendment to Lease and;

C. WHEREAS, Tenant and Landlord hereby agree that no other document has been executed or exchanged between the parties hereto other than the original Lease Agreement, the First Amendment to Lease, the Second Amendment to Lease, and the Third Amendment to Lease specified above and that there are no side letters or any oral agreements between the parties and;

D.   WHEREAS, Landlord and Tenant desire to enter into this Fourth
     Amendment,

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Landlord and Tenant, Landlord and Tenant agree as follows:

                                   AGREEMENTS

1. The Lease for the Leased Premises is hereby agreed to be renewed and extended an additional twenty-four (24) month term. Therefore, the new lease expiration date shall be modified to be August 31, 2002.

2. Effective immediately upon full execution of this Fourth Amendment, Landlord and Tenant mutually agree to expand the "Leased Premises" by 2,370 square feet of leaseable area

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     ("Expansion Premises") making a total leaseable area of 20,525 square feet.
     (See Attached Exhibit "A" Site Plan and Expansion Premises).

3. Landlord and Tenant agree that the monthly base rental scheduled in the Original Lease, the First Amendment to Lease, the Second Amendment to Lease, and the Third Amendment to Lease shall be modified and scheduled as follows:

     September 1, 1998 - September 31, 1998:           $ .44 per sf per month       ($9,077.50 per month)
     October 1,1998 - August 31, 2000:                 $ .50 per sf per month       ($10,262.50 per month)
     September 1, 2000 - August 31, 2002:              $ .53 per sf per month       ($10,878.15 per month)

4. COMMON AREA MAINTENANCE, TAXES, INSURANCE (OPERATING EXPENSES): Tenant shall be responsible for it's pro-rata share of any increases in these expenses (as defined in Sections 4, 7, 11, and 13 of the original lease) above a base year 1997. Effective September 1, 1998 Tenant's proportionate share shall change from 13.72% to 15.51%.

5. TENANT IMPROVEMENT ALLOWANCE: Landlord shall provide Tenant with an allowance of up to $12,000 for improvements to the 2,370 sf expansion space and any improvements required in the Tenant's 18,155 sf existing/current premises. Tenant shall be responsible for having the improvements to the premises performed by qualified contractors and Landlord shall pay to Tenant an amount equal to the cost of the improvements up to a maximum of $12,000. Tenant shall provide Landlord a list of all contractors/suppliers which will perform work at the Premises and copies of their appropriate insurance certificates prior to commencement of construction.

         EXCEPT as expressly provided herein, all other terms, covenants, and conditions of the lease shall remain the same and in full force and effect, and are hereby ratified by both parties.

         This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and assigns: however, this provision shall not permit any additional transfer or assignment of the Lease by Tenant which is otherwise limited by the terms of the Lease and this Amendment required by Landlord's consent.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Lease as of the date first written above.

Attachments: Exhibit "A" - Site Plan and Expansion Premises


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Executed effective the 31 day of August 1998.

LANDLORD                                TENANT
--------                                ------
600 C.C. BUSINESS PARK, LTD.            INDUSTRIAL DATA SYSTEMS, INC.

By: /s/ John W. Costello                By:  /s/ William A. Coskey
    ------------------------------           ----------------------------------
Name:    John W. Costello               Name: William A. Coskey
     -----------------------------           ----------------------------------
Title:    General Partner               Title:   President
       ---------------------------             --------------------------------


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